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                 [ORRICK, HERRINGTON & SUTCLIFFE LLP LETTERHEAD]


                                                                    EXHIBIT 5.1


                                October 20, 2000


Conductus, Inc.
969 W. Maude Avenue
Sunnyvale, California 94086

                RE:  CONDUCTUS, INC.--REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

          At your request, we are rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Conductus, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act") of up to $70,000,000 aggregate principal amount of Common Stock, $.0001 par value per share (the "Common Stock"). The $70,000,000 aggregate principal amount of Common Stock is to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus") and the supplement to the Prospectus (the "Prospectus Supplements").

          We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

          Based on such examination, we are of the opinion that when the Registration Statement becomes effective under the Act and the shares of Common Stock have been issued and sold as described in the Registration Statement, the Prospectus and the Prospectus Supplements, the shares of Common Stock will be legally issued, fully paid, and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                      Very truly yours,

                                      /s/ Orrick, Herrington & Sutcliffe LLP

                                      ORRICK, HERRINGTON & SUTCLIFFE LLP